Exhibit 99.1


                              Attachment to Form 4


                             JOINT FILER INFORMATION


Name and Address:                               Kenneth H. Shubin Stein, MD, CFA
                                                1995 Broadway, Suite 1801
                                                New York, NY  10023


Date of Earliest Transaction
    Required to be Reported:                    04/21/08
Issuer and Ticker Symbol:                       Resource America, Inc. (REXI)
Relationship to Issuer:                         10% Owner
Designated Filer:                               Spencer Capital Management, LLC


TABLE I INFORMATION

Title of Security:                              Common Stock

Transaction Date:                               04/21/08
Transaction Code:                               S
Amount of Securities and Price:                 2,211 at $9.40 per share
                                                100 at $9.41 per share
                                                702 at $9.42 per share
                                                100 at $9.43 per share
                                                1,000 at $9.70 per share
                                                500 at $9.73 per share
                                                100 at $9.76 per share

Transaction Date:                               04/22/08
Transaction Code:                               S
Amount of Securities and Price:                 400 at $$9.05 per share
                                                1,400 at $9.06 per share
                                                5,000 at $9.09 per share
                                                12,000 at $9.10 per share
                                                8,000 at $9.12 per share
                                                200 at $9.14 per share
                                                3,597 at $9.20 per share
                                                203 at $9.21 per share
                                                200 at $9.22 per share
                                                2,198 at $9.23 per share
                                                1,702 at $9.24 per share
                                                1,400 at $9.25 per share
                                                600 at $9.26 per share
                                                100 at $9.27 per share

Securities Acquired (A) or Disposed of (D):     D
Amount of Securities Beneficially Owned
    Following Reported Transactions:            1,765,690
Ownership Form:                                 I
Nature of Indirect Beneficial Ownership:        (1)(2)